PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Pledge Agreement”) is made and entered into as of October 1, 2008 by and among each of the undersigned pledgors (each, individually a “Pledgor” and, collectively, the “Pledgors”), GENERAL FINANCE CORPORATION, a Delaware corporation (“Parent”), and GFN NORTH AMERICA CORP., a Delaware corporation (“Sub” and collectively with Parent, the “Buyers”).

W I T N E S S E T&am p ;#1 60;H:

WHEREAS, pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”) dated July 22, 2008 by and among Buyers, PAC-VAN, INC., an Indiana corporation (“Pac-Van”), MOBILE OFFICE ACQUISITION CORP., a Delaware corporation (“MOAC”) and the Pledgors, MOAC has been merged with and into Sub (the “Merger”), and each Pledgor will receive the shares of common stock of Parent set forth on Schedule I hereto (as to each Pledgor, the “Pledged Shares”), other shares of common stock of Parent not subject to this Agreement and other consideration in exchange for their stock in MOAC;

WHEREAS, the Merger Agreement requires that each Pledgor pledge the Pledged Shares in favor of Buyers to secure the payment of the indemnification obligations of such Pledgor under Article 7 of the Merger Agreement; and

WHEREAS, Buyers have required, as a condition to entering into the Merger Agreement, that Pledgors (i) pledge to Buyers, and grant to Buyers a security interest in, the Pledged Collateral (as defined herein) and (ii) execute and deliver this Pledge Agreement in order to secure the payment by each Pledgor of its Secured Obligations.

AGREEMENT

NOW THEREFORE, in consideration of the premises and in order to induce Buyers to enter into the Merger Agreement, each Pledgor hereby agrees with Buyers as follows:

SECTION 1 Defined Terms. The following terms shall have the following respective meanings:

“Additional Shares” has the meaning specified in Section 8(b) hereof.

“Pledged Collateral” has the meaning specified in Section 2 hereof.

“Pledged Shares” has the meaning specified in the recitals hereof.

“Secured Obligations” has the meaning specified in Section 2 hereof.

“Securities Act” has the meaning specified in Section 12 hereof.

“UCC” has the meaning specified in Section 3 hereof.

All other capitalized terms used herein and not otherwise defined herein shall have the meanings given in the Merger Agreement, or, if not defined therein, the meanings set forth in the UCC, except where the context otherwise requires.

SECTION 2 Pledge. Each Pledgor hereby pledges to Buyers, for their benefit, and grants to each Buyer, for their benefit, a continuing first priority and perfected security interest in, its right, title and interest in and to the following (collectively, the “Pledged Collateral”):

(a) the Pledged Shares of such Pledgor, the Additional Shares applicable to such Pledgor's Pledged Shares and any certificates representing the Pledged Shares of such Pledgor and/or the Additional Shares applicable to such Pledgor's Pledged Shares; and

(b) the proceeds (equal to $7.50 per share) of any sale of the Pledged Shares of such Pledgor and/or the Additional Shares applicable to such Pledgor's Pledged Shares.

SECTION 3 Security For Obligations. As to each Pledgor, this Pledge Agreement secures, and the Pledged Collateral of such Pledgor is collateral security for, the prompt payment in full when due of all Losses (as defined in the Merger Agreement) payable to Buyers from such Pledgor now or hereafter existing under Article 7 of the Merger Agreement and all amendments, extensions or renewals thereof (all such obligations under Article 7 of the Merger Agreement being collectively referred to herein as the “Secured Obligations”). Cancellation of shares included in the Pledged Collateral shall be done solely in accordance with Section 7.3 of the Merger Agreement. If a Pledgor pays a Secured Obligation in cash in lieu of permitting Buyers to retain Pledged Shares as payment of such Secured Obligation, the number of shares included in the Pledged Collateral (assuming a $7.50 value per share) equal to the cash payment made by such Pledgor shall no longer be pledged to Buyers and Buyers shall promptly deliver to such Pledgor the certificates for such shares with the legend relating to this Pledge Agreement removed therefrom.

SECTION 4 Delivery Of Pledged Collateral. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Buyers pursuant hereto. Such certificates or instruments shall be in suitable form for transfer by delivery, or shall be accompanied by instruments of transfer or assignment in blank (or such other documents or agreements necessary to give Buyers “control” within the meaning of the UCC (as defined below)), all in form and substance reasonably satisfactory to Buyers. “UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of Delaware or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests in the Pledged Collateral; provided, that to the extent that the UCC is used to define any term herein or in any other documents and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

SECTION 5 Representations And Warranties. Each Pledgor represents and warrants as to the Pledged Collateral pledged by it as follows:

(a) Such Pledgor is the legal and beneficial owner of the Pledged Collateral pledged by it, free and clear of any Lien on the Pledged Collateral.

(b) Upon the delivery to Buyers of the Pledged Collateral pledged by such Pledgor and the filing of a UCC-1 financing statement, the pledge of such Pledged Collateral pursuant to this Pledge Agreement will create a valid and perfected first priority Lien in such Pledged Collateral securing the payment of such Pledgor’s Secured Obligations for the benefit of Buyers.

(c) No authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority is required either for the pledge by such Pledgor of Pledged Collateral pursuant to this Pledge Agreement or for the execution, delivery or performance of this Pledge Agreement by such Pledgor.

(d) Such Pledgor has full power and authority to enter into this Pledge Agreement and has the right to pledge and grant a security interest in the Pledged Shares pledged by it and the other Pledged Collateral pledged by it, in each case as provided by this Pledge Agreement.

(e) This Pledge Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting the rights and remedies of creditors generally and by general equitable principles.

SECTION 6 Further Assurances. Each Pledgor agrees that at any time and from time to time, at its expense, it will promptly execute and deliver, or cause to be executed and delivered, all stock powers, assignments, acknowledgments, financing statements, instruments and documents and take all further action, at the Buyers’ request, that Buyers reasonably deem necessary or advisable in order to perfect any security interest granted or purported to be granted hereby or to enable Buyers to exercise and enforce their rights and remedies hereunder with respect to any Pledged Collateral pledged by such Pledgor and to carry out the provisions and purposes hereof. Each Pledgor will, promptly upon request, provide to Buyers all information and evidence it may reasonably request concerning the Pledged Collateral pledged by such Pledgor to enable Buyers to enforce the provisions of this Pledge Agreement.

SECTION 7 Voting Rights; Sale Proceeds.

(a) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares pledged by such Pledgor or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement; provided, however, that no Pledgor shall exercise or shall refrain from exercising any such right if such action or inaction could reasonably be expected to adversely affect the validity, priority or perfection of the security interests granted hereunder or would otherwise be inconsistent with or violate any provisions of this Pledge Agreement.

(b) Any and all cash or other proceeds (equal to $7.50 per share) paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Shares, shall in each case be delivered forthwith to an escrow agent pursuant to an escrow agreement, both of which shall be mutually satisfactory to the selling Pledgor and Buyers to hold as Pledged Collateral and shall, if received by a Pledgor, be received in trust for the benefit of the Buyers, be segregated from the other property or funds of such Pledgor, and be forthwith delivered to such escrow as Pledged Collateral in the same form as so received (with any necessary or requested endorsement). The selling Pledgors shall bear all fees and costs of such escrow. Any amounts received paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Shares in excess of $7.50 per share shall be retained by the selling Pledgor and shall not be subject to this Agreement in any manner.

SECTION 8 Transfers And Other Liens; Additional Shares.

(a) Each Pledgor agrees that it will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral unless the proceeds of such sale up to $7.50 per share are delivered to escrow pursuant to Section 6(b) and such sale is made in accordance with the Stockholders Agreement of even date herewith among Pledgors, Parent and other persons named therein; (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest granted under this Pledge Agreement; or (iii) enter into any agreement or understanding that purports to or may restrict or inhibit Buyers’ rights or remedies hereunder, including, without limitation, Buyers’ right to retain the Pledged Collateral. In connection with any sale of the Pledged Collateral in accordance with clause (i) of this subsection, Buyers shall deliver to the selling Pledgor the certificates for the Pledged Collateral being sold.

(b) Each Pledgor agrees that it will deliver to Buyers hereunder, promptly upon its acquisition thereof, any and all additional shares of stock received as a result of a split or subdivision of such Pledgor’s Pledged Shares (“Additional Shares”).

SECTION 9 Buyers May Perform. If any Pledgor fails to perform any agreement contained herein, either Buyer may itself perform, or cause performance of, such agreement, and the reasonable expenses of Buyers incurred in connection therewith shall be payable by such Pledgor.

SECTION 10 No Assumption Of Duties; Reasonable Care. The rights and powers granted to Buyers hereunder are being granted in order to preserve and protect Buyers’ security interest in and to the Pledged Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on Buyers in connection therewith except the duty to exercise reasonable care in the custody and preservation of the Pledged Collateral in its possession. Buyers shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which Buyers accords its own property, it being understood that Buyers shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not Buyers have or are deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

SECTION 11 Subsequent Changes Affecting Pledged Collateral. Each Pledgor represents to Buyers that it has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, payments of interest and/or principal, reorganization or other exchanges, tender offers and voting rights), and each Pledgor agrees that Buyers shall have no responsibility or liability for informing such Pledgor hereunder of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.

SECTION 12 Remedies Upon Default. If a Pledgor shall have failed to pay a Secured Obligation of such Pledgor under Article 7 of the Merger Agreement and such failure shall be continuing, the Pledged Shares of such Pledgor in the amount of such Secured Obligation (assuming a per share price of $7.50) shall be cancelled in accordance with the Merger Agreement.

SECTION 13 Attorney’s Fees. The prevailing party(ies) in any litigation, arbitration, bankruptcy, insolvency or other proceeding (the "Proceeding") relating to the enforcement or interpretation of this Agreement may recover from the unsuccessful party(ies) all costs, and actual attorney's fees (including expert witness and other consultants' fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding proceeds to judgment), and (b) any post-judgment or post-award proceeding including one to enforce or collect any judgment or award resulting from the Proceeding. All such judgments and awards will contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and actual attorney's fees.

SECTION 14 Security Interest Absolute. All rights of Buyers and the security interests hereunder, and all obligations of the Pledgors hereunder, shall be absolute and unconditional irrespective of, and unaffected by any exchange, surrender, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations.

SECTION 15 Miscellaneous Provisions.

Section 15.1 Notices.  All notices, approvals, consents or other communications required or desired to be given hereunder shall be in the form and manner, and delivered to the Pledgors (or any of them) and to the Buyers and to any other courtesy copy addressees, at their respective addresses set forth in Section 9.3 of the Merger Agreement.

Section 15.2 Headings.  The headings in this Pledge Agreement are for purposes of reference only and shall not affect the meaning or construction of any provision of this Pledge Agreement.

Section 15.3 Severability. The provisions of this Pledge Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Pledge Agreement in any jurisdiction.

Section 15.4 Amendments, Waivers and Consents.  Any amendment of this Pledge Agreement shall not be effective unless the same shall be in writing and signed by Buyers and the Pledgors affected by such amendment. Any waiver of any provision of this Pledge Agreement and any consent to any departure by the Pledgors from any provision of this Pledge Agreement shall not be effective unless the same shall be in writing and signed by the waiving party and then such amendment or waiver shall be effective only in the specific instance and for the specific purposes for which given.

Section 15.5 Interpretation of Agreement.  Time is of the essence in each provision of this Pledge Agreement of which time is an element. To the extent a term or provision of this Pledge Agreement conflicts with the Merger Agreement and is not dealt with herein with more specificity, the Merger Agreement shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Pledge Agreement shall not be relevant in determining the meaning of this Pledge Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

Section 15.6 Continuing Security Interest; Transfer of Notes and Secured Obligations. This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until full and final payment (including after twenty (20) months after the Closing Date) of the Secured Obligations, (ii) be binding upon each Pledgor, its successors, transferees and assigns and (iii) inure, together with the rights and remedies of Buyers hereunder, to the benefit of the successors, transferees and assigns of Buyers.

Section 15.7 Reinstatement. To the maximum extent permitted by law, this Pledge Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by Buyers in respect of the Secured Obligations is rescinded or must otherwise be restored or returned by Buyers upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Pledgor or any other Person or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for any Pledgor or any other Person or any substantial part of its assets, or otherwise, all as though such payments had not been made.

Section 15.8 Survival of Provisions.  All representations, warranties and covenants of the Pledgors contained herein shall survive the execution and delivery of this Pledge Agreement, and shall terminate upon the termination hereof.

Section 15.9 Authority of Buyers. Buyers shall have and be entitled to exercise all powers hereunder which are specifically granted to Buyers by the terms hereof, together with such powers as are reasonably incident thereto. Buyers may perform any of their duties hereunder or in connection with the Pledged Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Buyers and their directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document reasonably believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons.

Section 15.10 Release; Termination of Agreement.  This Pledge Agreement shall terminate on the third anniversary of the date hereof (the "Termination Date"); provided, however, if indemnification claims are pending on the Termination Date under Section 7.2(a) of the Merger Agreement, then this Pledge Agreement shall terminate on the date on which such pending indemnification claims are paid in accordance with Article 7 of the Merger Agreement. At such termination date, Buyers shall, at the request and expense of Buyers, reassign and redeliver to each Pledgor all of the Pledged Collateral pledged by such Pledgor hereunder without any legend referencing this Pledge Agreement which has not been retained or applied by Buyers in accordance with the terms hereof. Such reassignment and redelivery shall be without warranty by or recourse to Buyers, except as to the absence of any prior assignments by Buyers of their interest in the Pledged Collateral, and shall be at the expense of Buyers.

Section 15.11 Counterparts.  This Pledge Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original but all of which shall together constitute one and the same agreement.

Section 15.12 Governing Law; Arbitration; Jury Trial Waiver.

(a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE (AS OPPOSED TO THE CONFLICT-OF-LAWS PROVISIONS); PROVIDED THAT ISSUES WITH RESPECT TO CREATION, PERFECTION OR ENFORCEMENT OF LIENS UNDER ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC OF THE STATE OF DELAWARE; PROVIDED THAT BUYERS AND THE PLEDGORS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b) NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES, ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT, SHALL BE DETERMINED BY BINDING ARBITRATION PURSUANT TO THE TERMS AND CONDITIONS OF SECTION 9.16 OF THE MERGER AGREEMENT, SUBJECT TO THE EXCEPTIONS SET FORTH IN SECTION 9.16 OF THE MERGER AGREEMENT.

(c) No provision of Section 10.12(b) shall limit the right of Buyers to exercise self-help remedies such as setoff, foreclosure against or sale of any personal property collateral or security, or obtaining provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration.

Section 15.13 Waiver Of Jury Trial. SUBJECT TO THE PROVISIONS OF SECTION 16.13(d), EACH PLEDGOR AND BUYER EACH IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS PLEDGE AGREEMENT, THE MERGER AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ASSIGNEE. EACH PLEDGOR AND BUYER AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS PLEDGE AGREEMENT OR THE MERGER AGREEMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS PLEDGE AGREEMENT AND THE MERGER AGREEMENT.

Section 15.14 Limitation Of Liability. No Pledgor shall have any liability or obligation for any covenant of, or breach hereof by, any other Pledgor. Without limiting the generality of the foregoing, no Pledged Collateral pledged by a Pledgor shall be security for any obligations of any other Pledgor. No claim may be made by any party hereto against any other party hereto, or the affiliates, directors, officers, officers, employees, or agents of such parties, for punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Pledge Agreement or the Merger Agreement, or any act, omission or event occurring in connection therewith, and each party hereto hereby waives, releases and agrees not to sue upon any claim for such punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, Pledgors and Buyers have each caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

BUYERS:

GENERAL FINANCE CORPORATION

By:	/s/ John O. Johnson
Name: John O. Johnson
Title: Chief Operating Officer

GFN NORTH AMERICA CORP.

By:	/s/ Christopher A. Wilson
Name: Christopher A. Wilson
Title: General Counsel

PLEDGORS:
/s/ Ronald F. Valenta
Ronald F. Valenta

/s/ Ronald L. Havner, Jr.
Ronald L. Havner, Jr., as Trustee of the Havner Family Trust dated July 24, 1995

D. E. SHAW LAMINAR PORTFOLIOS, L.L.C.

By:	/s/ Robert T. Ladd
Name: Robert T. Ladd
Title: Authorized Secretary

KAISER INVESTMENTS LIMITED

By:	/s/ Colin James
Name: Colin James
Title: Director

SCHEDULE I

EXHIBIT A

PLEDGE AMENDMENT

This Pledge Amendment dated __________________ is delivered pursuant to Section 8(c) of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge Agreement (the “Pledge Agreement”) dated as of July 22, 2008 among the undersigned and General Finance Corporation, a Delaware corporation (“Parent”), and GFN North America Corp., a Delaware corporation (“Sub” and collectively with Parent, “Buyers”); capitalized terms defined therein being used herein as therein defined and that the shares and other instruments listed on this Pledge Amendment shall be deemed to be part of the Pledged Collateral and shall secure all Secured Obligations of the undersigned.

[PLEDGOR]_____________________________,
a ______________________________________________

Date:	By:
Name:
Title: